Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our Independent Auditors’ Report dated March 27, 2009 regarding the statements of financial condition of 1st Pacific Bancorp and Subsidiary as of December 31, 2008 and 2007, and the related statement of operations, changes in shareholders’ equity, and cash flows for the three years ended December 31, 2008 in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

/s/ VAVRINEK, TRINE, DAY & CO., LLP

Laguna Hills, California

March 27, 2009